September 17, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



            RE:	   American Depositary Shares
evidenced by One (1) American
Depositary Receipts representing
onehalf of one (1/2) deposited share
of
          Belluna Co. Ltd.  (Form F6 File No.
33314190)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary
for securities against which American
Depositary Receipts are to be issued,
we attach a copy of the new
prospectus (Prospectus) reflecting the
change in ratio for Belluna Co. Ltd.

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of
the registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised ratio change
for Belluna Co. Ltd.

The Prospectus has been revised to
reflect the new ratio, and has been
overstamped with:

Effective September 26, 2013 the
Companys American Depositary Share
(ADS) Ratio Changed from Each
American Depositary Share
represents one half (1/2) of one
deposited share to Each American
Depositary Share Represents One (1)
Deposited Share.

Please contact me with any questions
or comments at 212 8152042
Dennis Chung
The Bank of New York Mellon  ADR
Division
Encl.
                  CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




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